SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K
                                  ON FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) February 6, 1998


                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                        1-13478                 13-3698386
----------------------------       -----------           -------------------
(State or Other Jurisdiction       (Commission              (IRS Employer
    of Incorporation)              File Number)          Identification No.)




5697 Rising Sun Avenue, Philadelphia, Pennsylvania                     19120
--------------------------------------------------                   ----------
(Address of Principal Executive Offices)                             (Zip Code)



Registrant's telephone number, including area code    (215) 342-7700
                                                      --------------


                                 Not Applicable
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

Networks Around the World, Inc.

     On February 6, 1998, Global Telecommunication Solutions, Inc. ("GTS"), Networks Acquisition Corp., a wholly owned subsidiary of GTS ("Networks Acquisition Corp."), Networks Around The World, Inc. ("NATW"), Randolph Cherkas ("Cherkas") and Gary Liguori ("Liguori" and, together with Cherkas, the
"Stockholders") executed a Merger and Reorganization Agreement ("Merger Agreement"), pursuant to which NATW was merged ("Merger") with and into Networks Acquisition Corp. On February 10, 1998 ("Closing Date"), a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

     In connection with the Merger, GTS (i) paid $2 million in cash, (ii) issued an aggregate of 505,618 shares of GTS's common stock ("GTS Shares") to the Stockholders, determined by dividing $3,150,000 by the average closing sales price of one GTS Share on the 20 consecutive trading days ending two days prior to the Closing Date and (iii) delivered promissory notes to the Stockholders in the aggregate principal amount of $1 million, which promissory notes are secured by substantially all the assets of NATW.

     On the Closing Date, GTS entered into an employment agreement ("Cherkas Employment Agreement") with Cherkas, the President of NATW, who was appointed the Chief Operating Officer of GTS. The Cherkas Employment Agreement is through January 2001. Cherkas is to receive an annual base salary of $180,000, subject to annual increases and bonuses as the Board of Directors of GTS may, in its discretion, determine. Additionally GTS has agreed to cause the Board of Directors to appoint Cherkas as a member of the Board of Directors of GTS and nominate him for membership thereafter at each annual meeting of stockholders for so long as Cherkas remains an executive officer of GTS.

     On the Closing Date, GTS entered into an employment agreement ("Liguori Employment Agreement") with Liguori, the Vice President of NATW, who was appointed the Director of Wholesale Sales of GTS. The Ligouri Employment Agreement is through January 2001. Liguori is to receive an annual base salary of $80,000, subject to annual increases as the Board of Directors in its discretion may determine. Additionally, Liguori and the Chief Operating Officer will mutually determine a bonus plan for Liguori within 30 days after the Closing Date.

     Pursuant to the Merger Agreement, GTS granted "piggy-back" registration rights to the Stockholders. Notwithstanding the foregoing, each stockholder receiving any GTS Shares executed a "lock-up" agreement (i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of shares he can sell to 25% of the GTS Shares acquired in connection with the Merger during any calendar quarter during the one year period thereafter.

Centerpiece Communications, Inc.

     On February 6, 1998, GTS, CCI Acquisition Corp., a wholly owned subsidiary of GTS ("Acquisition Corp."), Centerpiece Communications, Inc. ("CCI") and J. Mark Rubenstein ("Rubenstein") executed a Merger and Reorganization Agreement ("Merger Agreement"), pursuant to which CCI was merged ("Merger") with and into Acquisition Corp. On February 6, 1998 ("Closing Date"), a Certificate of Merger was filed with the Secretary of State of the State of New Jersey.

         In connection with the Merger, GTS (i) paid $1,500,000 in cash, (ii) issued an aggregate of 401,284 shares of GTS's common stock ("GTS Shares") to Rubenstein, determined by dividing $2,500,000 by the average closing sales price of one GTS Share on the 20 consecutive trading days ending two days prior to the Closing Date and (iii) delivered a promissory note to Rubenstein in the aggregate principal amount of $1 million, which is secured by substantially all the assets of CCI. Furthermore, Rubenstein entered into an agreement with Sheldon Finkel, Chairman of the Board of GTS, pursuant to which Rubenstein was granted tag along rights to sell his shares of common stock in the event Mr. Finkel sells shares of common stock of GTS owned by him under certain circumstances.

         On the Closing Date, GTS entered into an employment agreement ("Employment Agreement") with Rubenstein, the President of CCI, who was appointed the Vice President Wholesale Sales of GTS. The Employment Agreement is for a term through December 2001. Rubenstein is to receive an annual base salary of $150,000, subject to annual increases and bonuses as the Board of Directors of GTS may, in its discretion, determine. GTS also agreed to cause Rubenstein to be elected to the Board of Directors of Acquisition Corp. for so long as Rubenstein is employed by GTS or any of its affiliates.

         Pursuant to the Merger Agreement, GTS agreed to file a registration statement with the Securities and Exchange Commission ("Commission") to register the GTS Shares issued to Rubenstein in connection with the Merger on or before November 1, 1998, or to include all such shares in a registration statement which has been filed but not declared effective if allowable under the Securities Act and the rules promulgated thereunder, so that such shares may be sold by Rubenstein. Additionally, GTS agreed to use its best efforts to cause such registration statement to be declared effective by the Commission no later than January 31, 1999 and once declared effective, to keep it effective until all securities registered thereby are either sold or can be sold under Rule 144(k) under the Securities Act. Notwithstanding the foregoing, Rubenstein executed a "lock-up" agreement (i) prohibiting his sale of such shares for a period of one year after the Closing Date and (ii) limiting the number of such shares which he may sell in any calendar quarter during the second year thereafter to 25% of the GTS Shares; provided, however, in the event Rubenstein fails to sell the complete 25% during any calendar quarter, he shall be entitled to sell, during the next calendar quarter, the lesser of the following percentage of the GTS Shares acquired by him in the Merger: (i) the sum of (A) 25% and (B) the difference between 25% and that percentage sold during the immediately preceding calendar quarter; and (ii) 40%.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Businesses Acquired.

               Networks Around the World, Inc.

               See Combined Financial Statements of Networks Around the World, Inc. and Global Phonecards, LLC, as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 beginning on page F-1.

               Centerpiece Communications, Inc.

               See Financial Statements of Centerpiece Communications, Inc. as of December 31,1997 and 1996 and for the years ended December 31, 1997 and 1996 beginning on page F-9

         (b)   Pro Forma Financial Information.

               See Unaudited Pro Forma Combined Financial Statements of Global Telecommunication Solutions, Inc. as of and for the year ended December 31, 1997 beginning on page F-18.

         (c)   Exhibits.

               Exhibit 23 - Consent of Independent Auditors

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 23, 1998                 GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                                      ----------------------------------------
                                                   (Registrant)


                                      /s/ Shelly Finkel
                                      ----------------------------------------
                                         Shelly Finkel, Chairman of the Board

Independent Auditors' Report


The Boards of Directors
Networks Around The World, Inc.
   and Global Phonecards, LLC:

We have audited the accompanying combined balance sheets of Networks Around The World, Inc. and Global Phonecards, LLC, as of December 31, 1997 and 1996, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Networks Around The World, Inc. and Global Phonecards, LLC, as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting priniciples.

                                                     KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
April 20, 1998

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Combined Balance Sheets

December 31, 1997 and 1996

-----------------------------------------------------------------------------------------------

Assets                                                                    1997            1996
-----------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents                                 $       781,377          33,657
     Accounts receivable                                               755,992         451,225
     Inventory                                                          64,656          30,000
     Deposits and advances                                              15,833               -
-----------------------------------------------------------------------------------------------

Total current assets                                                 1,617,858         514,882

Property and equipment, net                                             73,364          77,586
Other assets                                                             2,157           2,157
-----------------------------------------------------------------------------------------------

                                                               $     1,693,379         594,625
-----------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
-----------------------------------------------------------------------------------------------

Current liabilities:
     Accounts payable and accrued expenses                     $        63,215               -
     Amounts payable to telecommunication carriers                     205,856         237,180
     Reserve for carrier default (note 7)                              500,000               -
     Amounts payable to retirement plan                                 30,000          28,000
-----------------------------------------------------------------------------------------------

Total current liabilities                                              799,071         265,180
-----------------------------------------------------------------------------------------------

Commitments and contingencies (note 6)

Stockholders' equity:
     Common stock,  $1.00 par value, 100 shares
       authorized, issued and outstanding                                  100             100
     Additional paid-in capital                                            100             100
     Retained earnings                                                 894,108         329,245
-----------------------------------------------------------------------------------------------

Total stockholders' equity                                             894,308         329,445
-----------------------------------------------------------------------------------------------

                                                               $     1,693,379         594,625
-----------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Combined Statements of Operations

Years ended December 31, 1997 and 1996

-----------------------------------------------------------------------------------------------

                                                                          1997            1996
-----------------------------------------------------------------------------------------------

Net revenues                                                    $   11,078,061       4,832,739
Cost of revenues                                                     9,416,933       4,065,697
-----------------------------------------------------------------------------------------------

Gross profit                                                         1,661,128         767,042
-----------------------------------------------------------------------------------------------

Operating expenses:
     Selling and marketing expenses                                    183,810         109,348
     General and administrative expenses                               907,945         362,831
     Depreciation                                                       17,122          19,821
-----------------------------------------------------------------------------------------------


Income from operations                                                 552,251         275,042

Other income:
     Interest income                                                    37,933          12,756
-----------------------------------------------------------------------------------------------

Income before income taxes                                             590,184         287,798

Income tax expense                                                      15,321               -
-----------------------------------------------------------------------------------------------

Net income                                                      $      574,863         287,798
-----------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Combined Statements of Stockholders' Equity

Years ended December 31, 1997 and 1996

----------------------------------------------------------------------------------------------
                                   Common Stock          Additional                    Total
                            ----------------------------  paid-in      Retained    stockholders'
                                 Shares       Amount      capital      earnings        equity
----------------------------------------------------------------------------------------------
Balance at January 1, 1996          100  $       100          100       241,447       241,547

Net income                            -            -            -       287,798       287,798

Distributions to                      -            -            -     (200,000)     (200,000)
stockholders
----------------------------------------------------------------------------------------------

Balance at December 31,             100          100          100       329,245       329,445
1996

Net income                            -            -            -       574,863       574,863

Distributions to                      -            -            -      (10,000)      (10,000)
stockholders
----------------------------------------------------------------------------------------------

Balance at December 31,             100  $       100          100       894,108       894,308
1997
----------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Combined Statements of Cash Flows

Years ended December 31, 1997 and 1996

-----------------------------------------------------------------------------------------------

                                                                          1997            1996
-----------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                $       574,863         287,798
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization                               17,122          19,821
            Changes in operating assets and liabilities:
                Increase in accounts receivable                      (304,767)       (183,225)
                Increase in inventory                                 (34,656)        (30,000)
                Increase in deposits and advances                     (15,833)               -
                Increase in other assets                                     -         (2,157)
                Increase in accounts payable                            63,215               -
                Increase (decrease) in amounts payable to
                   telecommunications carriers                        (31,324)         180,774
                Reserve for carrier default                            500,000               -
                Increase in amounts payable to retirement plan           2,000          28,000
-----------------------------------------------------------------------------------------------

Net cash provided by operating activities                              770,620         301,011
-----------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                               (12,900)        (97,407)
-----------------------------------------------------------------------------------------------

Net cash used in investing activities                                 (12,900)        (97,407)
-----------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Distributions to stockholders                                    (10,000)       (200,000)
-----------------------------------------------------------------------------------------------

Net cash used in financing activities                                 (10,000)       (200,000)
-----------------------------------------------------------------------------------------------

Net increase in cash                                                   747,720           3,604

Cash and cash equivalents at beginning of period                        33,657          30,053
-----------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                     $       781,377          33,657
-----------------------------------------------------------------------------------------------

Supplemental disclosures:
     Income taxes paid during the period                       $        15,321               -
-----------------------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Notes to Combined Financial Statements

December 31, 1997 and 1996

--------------------------------------------------------------------------------

   (1)   Business

         Networks Around The World, Inc. (Networks) was incorporated on February 1, 1994. Global Phonecards, LLC (Global) was incorporated on October 10, 1996. Networks and Global (collectively the Company) are engaged in the business of designing, marketing, and distributing prepaid phone cards. The Company's phone cards provide consumers access to long distance services through their agreements with telecommunications carriers.

         The majority of the Company's customers are retail establishments, distributors, and businesses which sell the phone cards to the ultimate user.


   (2)   Summary of Significant Accounting Policies

         Basis of Presentation

         Prior to January 31, 1998, Networks owned 51% of Global. In addition, Networks and Global shared common management. Effective January 31, 1998, Networks acquired the remaining 49% of Global. As a result of these relationships, Global and Networks are considered companies under common control and the accompanying financial statements include the accounts of both Networks and Global. The equity accounts of Global have been eliminated in consolidation and no minority interest is presented since the companies are under common control.

         Revenue and Cost Recognition

         The Company records sales when cards are sold to customers. Agent discounts are recorded as a reduction of gross revenue.

         The Company's primary cost of its prepaid phone cards is the cost of long distance carrier services. Costs are recognized upon the sale of prepaid phone cards to customers. Amounts payable to telecommunication carriers at December 31, 1997 and 1996 are due to one principal vendor.

         Inventory

         Inventory consists of purchased carrier time which has not yet been sold to customers and is stated at the lower of cost or market.

         Property and Equipment

         Property and equipment are recorded at cost and depreciated using the straight-line method over five years, the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are charged to operations as incurred.

NETWORKS AROUND THE WORLD, INC.
AND GLOBAL PHONECARDS, LLC

Notes to Combined Financial Statements

-------------------------------------------------------------------------------

   (2)   Continued

         Income Taxes

         Networks has elected S corporation status for Federal income tax reporting purposes. Global is a limited liability company. Accordingly, the income of the Company subject to Federal income taxes is allocated to the stockholders of the Company for inclusion in their personal tax returns. In addition, certain New Jersey income taxes are taxed directly to the stockholders. Income tax expense consists of the Company's share of current taxes payable to the State of New Jersey. No deferred taxes have been provided as the amounts are not material.

         Use of Estimates

         Management   of  the  Company  has  made  a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles Actual results could differ from those estimates.

         Business and Credit Concentrations

         For the year ended December 31, 1997, Networks had two customers that accounted for approximately 46% of net revenues and $295,177 of accounts receivable at December 31, 1997.


   (3)   Property and Equipment

         Property and equipment consist of the following:

-------------------------------------------------------------------------------
                                             1997           1996
-------------------------------------------------------------------------------
Furniture and fixtures                  $     3,994      $     3,994
Machinery and equipment                      39,900           27,000
Computers and office equipment               22,807           22,807
Vehicles                                     45,351           45,351
-------------------------------------------------------------------------------
                                            112,052           99,152
Less: accumulated depreciation               38,688           21,566
-------------------------------------------------------------------------------
                                        $    73,364           77,586
-------------------------------------------------------------------------------

   (4)   Employee Benefit Plans

         Effective January 1, 1996, Networks adopted a money purchase plan and profit sharing plan (the Plans). Employees are eligible to participate in the Plans upon two years of employment with Networks. Under the money purchase plan, Networks contributes 10% of the participant's compensation. Under the profit sharing plan, contributions are at the discretion of Networks. Networks contributed $30,000 to the Plans in 1997 and 1996.


   (5)   Related-party Transaction

         In January 1998 Networks sold two vehicles to a stockholder for $4,000, resulting in a loss of approximately $19,000.


   (6)   Commitments and Contingencies

         Leases

         The Company leases office space. Future minimum lease payments or noncancelable operating leases are $25,886 in 1998. Rent expense for the years ended December 31, 1997 and 1996 was approximately $41,000 and $21,000, respectively.

         Sales, Use, and Excise Taxes

         The Company has historically not filed sales or use tax returns or paid any such taxes. In the opinion of management, the Company is not liable for any such taxes relating to its sales of prepaid phone cards. As the Company is not a facilities based provider, management believes any such tax liabilities would accrue to either the providers of telecommunications services from whom the Company purchases time or the Company's customers, who generally purchase the cards for resale. However, Federal and state tax laws in this area are evolving and could be interpreted to apply to the Company. No reserves have been established for any such potential obligations as of December 31, 1997, since management believes it is not probable that any liabilities exist. However, should the Company's interpretation of law in this area be challenged, it is reasonably possible that the Company could be assessed with taxes and related costs and the amount of those assessments could be material.


(7)      Subsequent Events

         In January 1998 cash distributions were made to the stockholders of Networks and Global totaling $681,000.

         On January 31, 1998, Global merged into Networks. In consideration for the remaining 49% of Global, the minority member of Global received 11 shares of common stock of Networks. Concurrent with this merger, the number of authorized shares of common stock of Networks was increased from 100 to 10,000.

         On February  6, 1998,  the Company  merged with  Networks  Acquisition
         Corp.,   a   wholly-owned   subsidiary  of  Global   Telecommunication
         Solutions, Inc. (GTS).

         In  February  1998 one of the  principal  providers  of long  distance telephone time to the Company ceased providing telecommunication services for cards that were previously paid for by the Company. GTS has purchased telecommunication services from other providers to meet customer obligations and is pursuing recovery of all losses from the previous service provider. The estimated cost of the default pertaining to cards sold by the Company in 1997 has been accrued in the accompanying financial statements.

Independent Auditors' Report


The Board of Directors
Centerpiece Commmunications, Inc.:

We have audited the accompanying balance sheets of Centerpiece Commmunications, Inc., as of December 31, 1997, and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centerpiece Commmunications, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting priniciples.

                                                     KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
April 9, 1998

CENTERPIECE COMMUNICATIONS, INC.

Balance Sheet

December 31, 1997

------------------------------------------------------------------------------

Assets
------------------------------------------------------------------------------

Current assets:
     Cash and cash equivalents                                 $       230,417
     Accounts receivable, net of allowance for doubtful                440,253
        accounts of $27,127
     Inventory                                                          98,832
     Deposits and advances                                               3,000
------------------------------------------------------------------------------

Total current assets                                                   772,502

Property and equipment, net                                             49,577
Other assets                                                             6,734
------------------------------------------------------------------------------

                                                               $       828,813
------------------------------------------------------------------------------

Liabilities and Stockholder's Equity
------------------------------------------------------------------------------

Current liabilities:
     Accounts payable and accrued expenses                     $       125,085
     Amounts payable to telecommunication carriers                     420,478
     Reserve for carrier default (note 6)                              250,000
     Due to stockholder                                                109,975
------------------------------------------------------------------------------

Total current liabilities                                              905,538
------------------------------------------------------------------------------

Commitments and contingencies (note 5)

Stockholder's deficit:
     Common stock,  no par value, 2,500 shares
      authorized and issued; 1,875 shares outstanding                  101,000
     Treasury stock - 625 shares                                      (115,000)
     Accumulated deficit                                               (62,725)
-------------------------------------------------------------------------------

Total stockholder's deficit                                            (76,725)
-------------------------------------------------------------------------------

                                                               $       828,813
-------------------------------------------------------------------------------

See accompanying notes to financial statements.

CENTERPIECE COMMUNICATIONS, INC.

Statement of Operations

Year ended December 31, 1997

------------------------------------------------------------------------------

Net revenues                                                   $    10,644,971
Cost of revenues                                                     9,398,244
------------------------------------------------------------------------------

Gross profit                                                         1,246,727
------------------------------------------------------------------------------

Operating expenses:
     Selling and marketing expenses                                    118,235
     General and administrative expenses                             1,061,905
     Depreciation and amortization                                      30,305
------------------------------------------------------------------------------

Income from operations                                                  36,282

Other (income) expenses:
     Interest and other income                                          (7,413)
     Interest expense                                                   22,465
------------------------------------------------------------------------------

Income before income taxes                                              21,230

Income tax expense                                                       9,995
-------------------------------------------------------------------------------

Net income                                                      $       11,235
-------------------------------------------------------------------------------

See accompanying notes to financial statements.

CENTERPIECE COMMUNICATIONS, INC.

Statements of Stockholder's Deficit

Year ended December 31, 1997

-------------------------------------------------------------------------------------------------------------------------------

                                                      Common Stock                                                       Total
                                             -----------------------------           Treasury       Accumulated      shareholder's
                                                 Shares            Amount              stock          deficit          deficit
-------------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1997                        2,500    $      101,000                  -         (73,960)          27,040

Purchase of treasury stock                        (625)                 -          (115,000)                -        (115,000)

Net income                                            -                 -                  -          11,235           11,235
-------------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                      1,875    $      101,000          (115,000)         (62,725)         (76,725)
-------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

CENTERPIECE COMMUNICATIONS, INC.

Statement of Cash Flows

Year ended December 31, 1997

-----------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                $       11,235
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization                                              30,305
            Changes in operating assets and liabilities:
                Increase in accounts receivable                                      (249,906)
                Increase in inventory                                                 (51,014)
                Decrease in deposits and advances                                       13,376
                Increase in other assets                                               (1,394)
                Increase in accounts payable and accrued expenses                       64,176
                Reserve for carrier default                                            250,000
                Increase in amounts due to telecommunication carriers                  317,131
-----------------------------------------------------------------------------------------------

Net cash provided by operating activities                                              383,909
-----------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Purchase of property and equipment                                               (54,356)
-----------------------------------------------------------------------------------------------

Net cash used in investing activities                                                 (54,356)
-----------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Treasury stock repurchase                                                       (115,000)
     Loan repayments                                                                  (46,357)
     Loan repayments to stockholder                                                   (39,000)
-----------------------------------------------------------------------------------------------

Net cash used in financing activities                                                (200,357)
-----------------------------------------------------------------------------------------------

Net increase in cash                                                                   129,196

Cash and cash equivalents at beginning of period                                       101,221
-----------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                     $       230,417
-----------------------------------------------------------------------------------------------

Supplemental disclosures:
     Income taxes paid during the period                                       $         9,995
     Interest paid                                                                      22,465
-----------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

CENTERPIECE COMMUNICATIONS, INC.

Notes to Financial Statements

December 31, 1997

-------------------------------------------------------------------------------

   (1)   Business

         Centerpiece Communications, Inc. (the "Company") was incorporated on June 16, 1995 and is engaged in the business of designing, marketing and distributing prepaid phone cards. The Company's phone cards provide consumers access to long distance services through its agreements with telecommunications carriers.

         The majority of the Company's customers are wholesalers, distributors, and businesses which sell the phone cards to the ultimate user.


   (2)   Summary of Significant Accounting Policies

         Revenue and Cost Recognition

         The Company records sales when cards are sold to customers. Agent discounts are recorded as a reduction of gross revenue.

         The Company's primary cost of its prepaid phone cards is the cost of long distance carrier services. Costs are recognized upon sale of prepaid phone cards to customers. Amounts payable to telecommunications carriers at December 31, 1997 are due to two primary vendors.

         Inventory

         Inventory consists of purchased carrier time which has not yet been sold to customers and is stated at the lower of cost or market value.

         Property and Equipment

         Property and equipment are recorded at cost and depreciated using an accelerated method over the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are charged to operations as incurred.

         The estimated useful lives used in computing depreciation of property and equipment are as follows:

                                                               1997
------------------------------------------------------------------------------
Furniture and Fixtures                                      7 years
Machinery and equipment                                5 to 7 years
Vehicle                                                     5 years
------------------------------------------------------------------------------

CENTERPIECE COMMUNICATIONS, INC.

Notes to Financial Statements



------------------------------------------------------------------------------

   (2)   Continued

         Income Taxes

         The Company has elected S corporation status for Federal income tax reporting purposes. Accordingly, the income of the Company subject to Federal income taxes is allocated to the stockholder of the Company for inclusion in his personal tax return. In addition, certain New Jersey income taxes are taxed directly to the stockholder. Income tax expense consists of the Company's share of current taxes payable to the State of New Jersey. No deferred taxes have been provided as the amounts are not material.

         Use of Estimates

         Management   of  the  Company  has  made  a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities, revenue and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         Business and Credit Concentrations

         For the year ended December 31, 1997, the Company's 10 largest customers accounted for 46% of revenues and amounts due from those customers comprise $164,825 of accounts receivable at December 31, 1997. One customer accounted for 15% of revenues for the year ended December 31, 1997.


   (3)   Property and Equipment

         Property and equipment consist of the following:

------------------------------------------------------------------------------
                                                                  1997
------------------------------------------------------------------------------
Furniture and fixtures                                      $    16,168
Machinery and equipment                                          31,153
Motor Vehicles                                                   29,263
Leasehold improvements                                            9,055
------------------------------------------------------------------------------

                                                                 85,639
Less: accumulated depreciation and amortization                  36,062
------------------------------------------------------------------------------

                                                            $    49,577
------------------------------------------------------------------------------

   (4)   Related-party Transactions

         The stockholder has loaned the Company $109,975 as of December 31, 1997. Interest is charged at a rate of 6.81% per year and the loan is payable upon demand. Interest paid to the stockholder during 1997 totaled $16,438.

         In 1997 the Company repaid a loan from a former stockholder in the amount of $46,357. Interest paid to the former stockholder during 1997 totaled $6,027.

         In January 1998 the Company sold a vehicle to its stockholder for $19,000, resulting in a loss of approximately $4,000.


   (5)   Commitments and Contingencies

         Leases

         The Company leases office space and certain equipment. Future minimum lease payments on noncancelable operating leases are approximately $44,000, $9,000, and $860 in 1998, 1999, and 2000, respectively. Rent expense was approximately $45,700 for the year ended December 31, 1997.

         Sales, Use, and Excise Taxes

         The Company has historically not filed sales or use tax returns or paid any such taxes. In the opinion of management, the Company is not liable for any such taxes relating to its sales of prepaid phone cards. As the Company is not a facilities based provider, management believes any such tax liabilities would accrue to either the providers of telecommunications services from whom the Company purchases time or the Company's customers, who generally purchase the cards for resale. However, Federal and state tax laws in this area are evolving and could be interpreted to apply to the Company. In addition, the Company's agreement with one of its principal providers of telecommunication services acknowledges that the Company is acting as a distributor and has agreed to indemnify the provider against any state or local sales, use, excise, gross receipts, utility, or privilege taxes, duties, fees or similar obligations imposed or levied at the point of sale. No reserves have been established for any such potential obligations as of December 31, 1997, since management believes it is not probable that any liabilities exist. However, should the Company's interpretation of law in this area be challenged, it is reasonably possible that the Company could be assessed with taxes and related costs and the amount of those assessments could be material.

   (6)   Subsequent Events

         On February 6, 1998, the Company merged with CCI Acquisition Corp., a wholly-owned subsidiary of Global Telecommunication Solutions, Inc.
         (GTS).

         In February 1998 one of the principal providers of long distance telephone time to the Company ceased providing telecommunication services for cards that were previously paid for by the Company. GTS has purchased telecommunication services from other providers to meet customer obligations and is pursuing recovery of all losses from the previous service provider. The estimated cost of the default pertaining to cards sold by the Company in 1997 has been accrued in the accompanying financial statements.

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               December 31, 1997
                                  (Unaudited)
                                     Assets

                                                                                                         As adjusted
                                 Historical    Historical   Historical     Pro Forma      Pro Forma       Pro Forma
                                    GTS          CCI           NATW       Adjustments    Adjustments      Combined
                                 -----------  -----------  -----------    ------------   ------------     -------------
                                                                             debit          credit
Current assets:
  Cash and cash equivalents     $ 7,867,566     $230,417    $ 781,377     $        -     $3,500,000 (a)   $5,379,360
  Accounts receivable, net        2,636,878      440,253      755,992              -         65,925 (c)    3,767,198
  Inventories                       174,112       98,832       64,656              -             -           337,600
  Deferred costs                     32,764            -            -              -             -            32,764
  Prepaid expenses                  160,935        3,000       15,833              -             -           179,768
                               -------------    ---------   ----------    ------------   -------------  -------------
      Total current assets       10,872,255      772,502    1,617,858              -      3,565,925        9,696,690
                               -------------    ---------   ----------    ------------   -------------  -------------

Goodwill, net                     3,516,344          -           -        10,976,269(a)        -        14,492,613
Property and equipment, net       1,485,348      49,577        73,364             -             -         1,608,289
Other assets, net                   378,911       6,734         2,157             -             -           387,802
                               ------------    ----------   ----------    -------------  ------------    ----------
     Total assets               $16,252,858    $828,813    $1,693,379    $10,976,269     $3,565,925     $26,185,394
                               ============    ==========  ===========   ==============  ============   ============


                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable              $2,199,134    $545,563      $269,071        $65,925 (c)  $1,362,272 (a)  $4,310,115
  Accrued expenses               2,165,986          -         30,000             -               -        2,195,986
  Deferred revenues              1,677,615          -             -              -               -        1,677,615
  Estimated sales and
   excise tax liability          3,663,285          -             -              -               -        3,663,285
  Reserve for carrier default           -      250,000       500,000             -          125,000 (a)     875,000
  Due to stockholder                    -      109,975            -              -               -          109,975
  Notes payable, current           450,000          -             -              -          500,000 (a)     950,000
  Capital lease obligation,
    current                         95,298          -             -              -               -           95,298
                                ----------    --------       -------        -----------   ------------   ----------
   Total current liabilities    10,251,318     905,538       799,071         65,925       1,987,272      13,877,274
                                ----------    --------       -------        -----------   ------------   ----------

Notes payable, net               1,886,982          -             -              -        1,500,000 (a)   3,386,982
Convertible notes payable        2,599,750          -             -              -               -        2,599,750
                               ----------    --------       -------         ---------   -------------   ----------
   Total liabilities            14,738,050    905,538        799,071         65,925       3,487,272      19,864,006
                                ----------    --------       -------        ----------   -------------   ----------

Commitments and Contingencies

Stockholders' Equity
  Preferred stock                      -           -              -              -              -               -
  Common stock                     50,848     101,000            100        101,100 (b)      9,069 (a)      59,917
  Treasury stock                       -     (115,000)            -              -         115,000 (b)          -
  Additional paid in capital    39,689,698         -             100            100 (b)  4,797,511 (a)  44,487,209
  Accumulated earnings
   (deficit)                   (37,942,443)   (62,725)       894,108        831,383 (b)         -      (37,942,443)
  Deferred compensation           (294,650)        -              -              -              -         (294,650)
  Cumulative foreign currency
    translation adjustment          11,355         -              -              -              -           11,355
                                ----------   ---------      ---------     -------------  -------------  ------------
    Total stockholders' equity   1,514,808    (76,725)        894,308       932,583      4,921,580       6,321,388
                                ----------   ---------      ---------     -------------  -------------  ------------
    Total liabilities and
      stockholders' equity     $16,252,858   $828,813      $1,693,379      $998,508     $8,408,852     $26,185,394
                               ===========   =========     ==========     ============  ============== ===========

        The accompanying notes are an integral part of these statements

                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          Year ended December 31, 1997
                                  (Unaudited)

                                                                                                                  As adjusted
                                    Historical        Historical      Historical     Pro Forma      Pro Forma      Pro Forma
                                       GTS               CCI             NATW       Adjustments     Adjustments     Combined
                                   -------------   --------------   -------------  --------------   -----------  ------------
                                                                                        debit         credit
Net sales                           $ 18,234,640    $ 10,644,971    $ 11,078,061    $  542,271 (d)               $ 39,415,401
Cost of sales                         16,249,773       9,398,244       9,416,933                    (542,271)(d)   34,522,679
                                    ------------    ------------    ------------    ------------    --------    -------------

  Gross profit                         1,984,867       1,246,727       1,661,128       542,271      (542,271)       4,892,722
                                    ------------    ------------    ------------    ------------    --------    -------------


Selling and marketing expenses        3,190,226         118,235          183,810                                   3,492,271
General and administrative expenses   6,450,280       1,061,905          907,945                                   8,420,130
Depreciation and amortization         2,037,222          30,305           17,122      731,751 (e)                  2,816,400
Restructuring charge                  1,500,606              --               --                                   1,500,606
Goodwill impairment                  13,228,154              --               --           --             --      13,228,154
                                    ------------    ------------    ------------    ------------    --------     ------------

  Operating income (loss)           (24,421,621)         36,282          552,251     (189,480)      (542,271)    (24,564,839)
                                      ------------    ------------    ------------  ------------    --------     ------------

Interest income                        (253,989)         (7,413)        (37,933)                                    (299,335)
Interest expense                      1,368,307          22,465              --       140,000 (f)                  1,530,772
                                      ------------    ------------    ------------   ------------   --------    ------------

  Income (loss) before income taxes (25,535,939)         21,230         590,184      (329,480)      (542,271)    (25,796,276)

Income taxes                                 --           9,995          15,321                     25,316 (g)          --
                                    ------------    ------------    ------------    ------------    --------    -------------

Net income (loss)                  $(25,535,939)   $     11,235     $   574,863    $(329,480)     $(567,587)   $(25,796,276)
                                    ============    ============    ============    ============    ========    ============

Loss per share                                                                                                  $     (5.96)
                                                                                                                ============

Weighted average shares outstanding                                                                               4,325,626 (h)
                                                                                                                ============



        The accompanying notes are an integral part of these statements
                                      F-19

                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

On February 6, 1998, Global Telecommunications Solutions, Inc. (the "Company" or "GTS") acquired all of the issued and outstanding common stock of Centerpiece Communications, Inc. ("CCI") and Networks Around the World, Inc. ("NATW") for a combination of cash, notes and restricted common stock of the Company. The transactions are subject to a closing balance sheet adjustment. The following pro forma combined financial statements are based on the historical financial statements of GTS, CCI, and NATW and give effect to the merger of CCI and NATW with and into the Company (the "Mergers"). The Mergers were accounted for under the purchase method of accounting and are based upon a preliminary allocation of the purchase price and upon the assumptions and adjustments described in the accompanying notes. The pro forma combined statements of operations for the year ended December 31, 1997 give effect to the Mergers as if they occurred on January 1, 1997. The pro forma combined balance sheet gives effect to the Mergers as if they occurred on December 31, 1997.

These pro forma combined financial statements should be read in conjunction with the notes to the pro forma combined financial statements and the historical financial statements of all the companies. The pro forma combined financial statements are not necessarily indicative of the results that would have been reported or the financial position of the Company had such events actually occurred on the dates specified, nor is it indicative of the Company's future results or financial position.

                    GLOBAL TELECOMMUNICATIONS SOLUTIONS, INC.

                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)

(1)  Basis of Presentation

     The pro forma combined financial statements have been prepared to reflect the effect of the Mergers using the purchase method of accounting. The pro forma combined balance sheet gives effect to the Mergers as if they occurred on December 31, 1997. The pro forma combined statement of operations gives effect to the Mergers as if they occurred on January 1, 1997.

(2) Pro forma adjustments are as follows:

     (a)  To record the  purchase price of the mergers

                                                       CCI                NATW            Total
Shares of common stock issued                        401,284            505,618            906,902
Estimated average price per share of restricted
  common stock 20 days prior to the closing date  $     5.30         $     5.30
    Common stock                                   2,126,805          2,679,775          4,806,580
    Notes payable, current                             -                500,000            500,000
    Notes payable, long term                       1,000,000            500,000          1,500,000
    Cash consideration                             1,500,000          2,000,000          3,500,000
    Balance sheet adjustment                          15,132          1,247,140          1,262,272
    Adjustment to reserve for carrier default, net      -               125,000            125,000
    Estimated accrued acquisition costs               50,000             50,000            100,000
                                                  ----------          ---------       ------------
       Total consideration                         4,691,937          7,101,915         11,793,852
       Net book value of assets acquired             (76,725)           894,308            817,583
                                                  ----------          ---------      -------------
       Goodwill                                   $4,768,662         $6,207,607        $10,976,269
                                                  ==========         ==========      =============


         Pursuant to the merger agreement with NATW, the Company may be required to pay an additional $2,000,000 in consideration if certain financial objectives are achieved. Accordingly, upon occurrence of such events, the additional consideration would increase goodwill.

         The Company has not allocated any of the excess purchase price to other intangible assets such as the value of non-compete agreements or customer lists as such valuations are not currently available. In the event such other intangible assets are identified in the future, the useful life of such assets may differ from the goodwill amortization period of 15 years currently reflected in the pro forma combined statement of operations.

         Pursuant to the respective merger agreements, the Company agreed that it would pay for telecommunication services on cards purchased by CCI and NATW prior to the merger in the event the primary provider of telecommunication services to CCI and NATW [Access Telecom, Inc. ("Access")] stopped providing such services. In February, 1998 Access ceased providing telecommunications services on these cards. The Company estimates it will have to purchase $1,500,000 of telecommunication services from other providers in order to meet consumer obligations related to these cards. Pursuant to the merger agreements, the former shareholders of CCI and NATW agreed to reimburse the Company for a portion of these costs. The liability was calculated as follows:

                    GLOBAL TELECOMMUNICATIONS SOLUTIONS, INC.

                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)


                                                            CCI              NATW             Total
                                                        ---------          ----------         --------
Estimated gross payments to
  telecommunication service providers                    $500,000          $1,000,000       $1,500,000
Amounts accrued at December 31, 1997                      250,000             500,000          750,000
Amount to be reimbursed from
  former shareholders of CCI and NATW                     250,000             375,000          625,000
                                                        ---------          ----------         --------

Adjustment to reserve for carrier default, net          $      -           $  125,000      $   125,000
                                                        =========          ==========      ===========


         Pursuant to the respective merger agreements the purchase price for the net assets acquired was to be adjusted by an amount equal to cash plus the net realizable value of accounts receivable minus current liabilities as of the merger date (the "Balance sheet adjustment"). Such amounts were to be paid by or reimbursed to the Company within 90 days from the merger date. The amount that was computed in the pro forma combined balance sheet at December 31, 1997 is based upon the historical financial statements of CCI and NATW at December 31, 1997 and may not be indicative of the actual amount owed as of the merger date. The estimated balance sheet adjustment of $1,262,272 was recorded to accrued expenses in the pro forma combined balance sheet.

    (b) To eliminate the historical equity of CCI and NATW

                                                CCI             NATW           Total
                                            ---------        ----------       --------
Common stock                                $ 101,000        $      100       $ 101,100
Treasury stock                              $(115,000)       $        -       $(115,000)
Additional paid in capital                  $      -         $      100       $     100
Retained earnings (deficit)                 $( 62,725)       $  894,108       $ 831,383

     (c)  To eliminate intercompany accounts

                                               CCI            NATW            Total
                                            ---------      ----------        --------
Accounts receivable                          $29,525         $36,400         $65,925
Accounts payable                             $36,400         $29,525         $65,925

     (d)  To eliminate inter-company sales

                                               CCI            NATW            Total
                                            ---------       ----------       --------
Sales                                        $447,705        $94,566         $542,271

                    GLOBAL TELECOMMUNICATIONS SOLUTIONS, INC.

                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)



     (e) To record amortization of goodwill over 15 years

                                    CCI          NATW          Total
                                 ---------    ----------      --------
Goodwill amortization             $317,911     $413,840       $731,751

     (f) To record interest expense on notes payable to former stockholders of CCI and NATW

                                    CCI          NATW          Total
                                 ---------    ----------      --------
Interest Expense                  $80,000       $60,000       $140,000

    (g)  To eliminate income tax expense


                                    CCI          NATW          Total
                                 ---------    ----------      --------


Income Tax Expense                $9,995       $15,321         $25,316

     (h) Represents the weighted average shares outstanding during 1997 plus shares issued to CCI and NATW shareholders of 401,284 and 505,618 respectively.